Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
T: (858) 677-1400
F: (858) 677-1401
www.dlapiper.com

February 27, 2017

REVA Medical, Inc.

5751 Copley Drive

San Diego, CA 92111

Ladies and Gentlemen:

We have acted as legal counsel for REVA Medical, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S‑8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 1,285,544 shares of common stock, $0.0001 par value, of the Company (the “Common Stock”) which may be granted under the REVA Medical, Inc. 2010 Equity Incentive Plan, as amended (the “2010 Plan”).  The shares of Common Stock referred to in the foregoing sentence shall be collectively referred to herein as the “Shares.”

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the 2010 Plan, the Amended and Restated Certificate of Incorporation of the Company, and the Amended and Restated Bylaws of the Company as currently in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the 2010 Plan.  The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of common stock as were approved by the Company’s stockholders for issuance under the 2010 Plan. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the 2010 Plan, as applicable, the number of Shares which are then issuable and deliverable upon the settlement of awards under the 2010 Plan.

We do not express any opinion herein concerning any law other than the laws of the State of California, Delaware General Corporation Law and the federal law of the United States. As to matters of Delaware General Corporation Law, we have based our opinion solely upon examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard unofficial compilations. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date.  In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the 2010 Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)